EXHIBIT 10.18

PLIANT CORPORATION

$306,000,000

principal amount at maturity

11 1/8% Senior Secured Discount Notes due 2009

PURCHASE AGREEMENT

February 6, 2004

J. P. MORGAN SECURITIES INC.

CREDIT SUISSE FIRST BOSTON LLC

DEUTSCHE BANK SECURITIES INC.

c/o J.P. Morgan Securities Inc.

270 Park Avenue, 5th floor

New York, New York  10017

Ladies and Gentlemen:

Pliant Corporation, a Utah corporation (the “Company”), proposes to issue and sell $306,000,000 principal amount at maturity of its 11 1/8% Senior Secured Discount Notes due 2009 (the “Notes”).  The Notes will be issued pursuant to an Indenture to be dated as of February 17, 2004 (the “Indenture”), among the Company, Pliant Corporation International; Pliant Film Products of Mexico, Inc.; Pliant Solutions Corporation; Pliant Packaging of Canada, LLC; Uniplast Holdings Inc.; Uniplast U.S., Inc.; Turex, Inc.; Pierson Industries, Inc.; Uniplast Midwest, Inc.; and Uniplast Industries Co. (collectively, the “Note Guarantors”) and Wilmington Trust Company, a Delaware banking corporation, as trustee (in such capacity, the “Trustee”), and will be guaranteed on a senior secured basis by the Note Guarantors.   The Company and the Note Guarantors hereby confirm their agreement with J.P. Morgan Securities Inc. (“JPMorgan”), Credit Suisse First Boston LLC (“CSFB”) and Deutsche Bank Securities Inc. (together with JPMorgan and CSFB, the “Initial Purchasers”) concerning the purchase of the Notes from the Company by the several Initial Purchasers.

The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated January 27, 2004 (the “Preliminary Offering Memorandum”), and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Notes.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement.  Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted.  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers in accordance with Section 2.

Holders of the Notes (including the Initial Purchasers, their direct and indirect transferees and the Market-Maker (as defined in Annex A attached hereto)) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the “Registration Rights Agreement”), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the “Commission”) (i) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) registering an issue of senior secured notes of the Company (the “Exchange Notes”), which are identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions or liquidated damages) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”).

Pursuant to (i) the Amended and Restated Intercreditor Agreement dated as of the Closing Date (as hereinafter defined), among the Company, Deutsche Bank Trust Company Americas (as Credit Agent under the credit agreement dated as of the Closing Date among the Company, JPMorgan Chase Bank and Credit Suisse First Boston, acting through its Cayman Islands Branch and Deutsche Bank Trust Company Americas (the “Credit Agreement”)), the Trustee and the trustee with respect to the Company’s 11 1/8% Senior Secured Notes due 2009 (the “May 2003 Notes”) (the “Intercreditor Agreement”), (ii) the Pledge Agreement dated as of the Closing Date, among the Company, the Subsidiary Pledgors party thereto and the Collateral Agent (as defined herein) (the “Pledge Agreement”), (iii) the Canadian Pledge Agreement dated as of the Closing Date, among Uniplast Industries Co. (“Uniplast”), the subsidiaries of Uniplast party thereto and the Collateral Agent (the “Canadian Pledge Agreement” and, together with the Pledge Agreement, the “Pledge Agreements”), (iv) the Security Agreement dated as of the Closing Date, among the Company, the Grantors party thereto and the Collateral Agent (the “Security Agreement”), (v) the Canadian Security Agreement dated as of the Closing Date, among Uniplast, the subsidiaries of Uniplast party thereto and the Collateral Agent (the “Canadian Security Agreement” and, together with the Security Agreement, the “Security Agreements”) and (vi) a mortgage or deed of trust with respect to each of the following properties:  (a) 299 Clukey Drive, Harrington, Delaware; (b) 1330 Lebanon Road, Danville, Kentucky; (c) 10 Greenfield Road, South Deerfield, Massachusetts; (d) 1 Edison Drive, McAlester, Oklahoma; (e) 851 Garrett Parkway, Lewisburg, Tennessee; (f) 230 Enterprise Drive, Newport News, Virginia; (g) 8039 South 192nd Street, Kent, Washington; and (h) 1701 First Avenue, Chippewa Falls, Wisconsin (collectively, the “Mortgages” and together with the Intercreditor Agreement, the Pledge Agreements and the Security Agreements, the “Security Documents”), each to be delivered to Wilmington Trust Company, a Delaware banking corporation, as collateral agent (in such capacity, the “Collateral Agent”), the Notes and the guarantees of the Note Guarantors relating to the Notes (the “Guarantees”) will be, on the Closing Date or within a commercially reasonable period of time thereafter, secured by a first-priority security interest in the 2004 Notes First Lien Collateral (as defined in the Intercreditor Agreement ) and a second-priority security interest in the Senior Lender First Lien Collateral (as defined in the Intercreditor Agreement), as applicable, for the benefit of the Trustee, the Collateral Agent and each holder of the Notes and the successors and assigns of the foregoing (collectively, the “Secured Parties”).  Pursuant to the Credit Agreement and the security documents relating thereto, the Lenders (as defined in the Credit Agreement) will, as of the Closing Date, hold a first-priority security interest in the Senior Lender First Lien Collateral and a second-priority security interest in the 2004 Notes First Lien Collateral.  Pursuant to the indenture governing the May 2003 Notes and the security documents relating thereto, the holders of the May 2003 Notes hold a second-priority security interest in the Common Collateral (as defined in the Intercreditor Agreement).

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

1.  Representations, Warranties and Agreements of the Company and the Note Guarantors. The Company and each of the Note Guarantors represent and warrant to, and agree with, the several Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3) that:

(a)  Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Note Guarantors make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of any Initial Purchaser specifically for use therein (the “Initial Purchasers’ Information”).

(b)  Assuming (i) that the Notes are issued, sold and delivered under the circumstances contemplated by the Offering Memorandum and this Agreement, (ii) the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein and with the transfer procedures and restrictions described in the Offering Memorandum, (iii) that each purchaser within the United States that buys Notes from the Initial Purchasers is a qualified institutional buyer as defined in Rule 144A under the Securities Act, (iv) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell the Notes and (v) the receipt by purchasers to whom the Initial Purchasers initially resell the Notes of a copy of the Offering Memorandum furnished as contemplated by Section 2(e) hereof, it is not necessary, in connection with the issuance and sale of the Notes to the Initial Purchasers and the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by this Agreement and the Offering

Memorandum, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(c)  The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation, formation or organization, are duly qualified to do business and are in good standing as foreign corporations or limited liability companies in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(d)  As of the Closing Date, the Company will have an authorized capitalization as set forth in the Offering Memorandum under the heading “Capitalization”, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.  All of the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except for director qualifying shares, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party (collectively, “Liens”), except for those expressly permitted by or created pursuant to the Credit Agreement and the security documents relating thereto, the indenture governing the May 2003 Notes and the security documents relating thereto, the Indenture or the Security Documents (collectively, “Permitted Liens”).

(e)  The Company and each of the Note Guarantors each had, has or as of the Closing Date will have, full right, power and authority to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement, each Security Document to which it is a party and the Notes (in the case of the Company only) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all requisite action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been, or as of the Closing Date will be, duly and validly taken.

(f)  This Agreement has been duly authorized, executed and delivered by the Company and each of the Note Guarantors and constitutes a valid and legally binding agreement of the Company and each of the Note Guarantors, enforceable against the Company and each of the Note Guarantors in accordance with its terms, except to the extent that (i) such enforceability may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (B) general equitable principles (whether considered in a proceeding in equity or at law) and (ii) the validity or enforceability of rights to indemnification and contribution hereunder may be limited by federal or state securities laws or regulations or the public policy underlying such laws or regulations.

(g)  The Registration Rights Agreement has been, or as of the Closing Date will be, duly authorized by the Company and each of the Note Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Note Guarantors enforceable against the Company and each of the Note Guarantors in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and (ii) the validity or enforceability of rights to indemnification and contribution thereunder may be limited by Federal or state securities laws or regulations or the public policy underlying such laws or regulations.

(h)  The Indenture has been, or as of the Closing Date will be, duly authorized by the Company and each of the Note Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Note Guarantors enforceable against the Company and each of the Note Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).  On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(i)  The Notes and the Guarantees thereof by the Note Guarantors have been, or as of the Closing Date will be, duly authorized by the Company and each of the Note Guarantors, as the case may be, and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, entitled to the benefits of the Indenture, including Article 11 thereof with respect to the Guarantees of the Notes by the Note Guarantors, and enforceable against the Company, as issuer, and each of the Note Guarantors, as guarantors, in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

(j)  Each of the Security Documents has been, or as of the Closing Date will be, duly authorized, executed and delivered by the Company and each of the Note Guarantors (to the extent a party thereto).

(k)  On and as of the Closing Date or within a commercially reasonable time thereafter:

(i)  Each Security Document, when executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding obligation of the grantor party thereto, enforceable against such grantor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

(ii)  Upon delivery to the Credit Agent of the certificates or instruments representing or evidencing the Pledged Securities (as defined in the Pledge Agreements) or other Common Collateral in accordance with the Pledge Agreements (or in the case of certificates or instruments representing or evidencing Common Collateral which are then in the possession of the Credit Agent, upon the execution and delivery of the Intercreditor Agreement) and, in the case of Common Collateral not constituting certificated securities or instruments, the filing of Uniform Commercial Code (“UCC”) financing statements in the appropriate filing office, the Collateral Agent will obtain a valid and perfected second-priority lien upon and security interest in all right, title and interest of the applicable pledgor in such Pledged Securities as security for the payment and performance of the Obligations (as defined in the Indenture);

(iii)  Upon filing by the Collateral Agent of (x) (A) financing statements, (B) any filings required with the United States Patent and Trademark Office and (C) any filings required with the United States Copyright Office and (y) such similar filings as those listed in the preceding clause (x) as required under Canadian law to perfect the first priority or second priority security interest, as applicable, in the Common Collateral located in Canada, the security interests granted pursuant to the Security Agreements will constitute valid, perfected, first-priority security interests with respect to the 2004 Notes First Lien Collateral secured thereby, and second-priority security interests with respect to the Senior Lender First Lien Collateral secured thereby, in each case, as described therein for the ratable benefit of the Secured Parties.

(iv)  The Mortgages will be effective to grant a legal and valid mortgage lien on all of the mortgagor’s right, title and interest in each of the  mortgaged properties thereunder.  When the Mortgages are duly recorded in the proper recorders’ offices or appropriate public records and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state or local law applicable to the recording of real estate mortgages generally, each such Mortgage shall constitute a validly perfected and enforceable first-priority security interest in the related mortgaged property, for the ratable benefit of the Secured Parties, subject only to the encumbrances and exceptions to title expressly set forth therein and except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

(v)  (A) Neither the Company nor any of the Note Guarantors hold any Accounts (as defined in the Security Agreements) with respect to which the Collateral Agent does not hold a perfected, second-priority security interest, other than any such Accounts, if any, in which the Lenders do not or will not hold a first-priority security interest.

(B) Neither the Company nor any of the Note Guarantors maintains any Inventory (as defined in the Security Agreements) with respect to which the Collateral Agent does not possess a perfected, second-priority security interest, other than any such Inventory, if any, in which the Lenders do not or will not hold a first-priority security interest.

(vi)  Except where the failure to do so would not have a Material Adverse Effect, each of the Company and the Note Guarantors has filed with the United States Patent and Trademark Office for registration or recordation, as applicable, (A) a completed application for the registration of each trademark and patent owned by it which is material to the business of the Company or such Note Guarantor and (B) an appropriate assignment to the Company or any of the Note Guarantors of the interest acquired by it in any trademark and patent.

(vii)  The mortgaged properties under the Mortgages comply in all material respects with all applicable setback requirements, zoning codes, ordinances, laws and regulations, except where non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(viii)  There are no pending or, to the knowledge of the Company, threatened condemnation proceedings, lawsuits, or administrative actions relating to the mortgaged properties under the Mortgages which would have, individually or in the aggregate, a Material Adverse Effect.

(l)  Each of the Security Documents, the Indenture, the Credit Agreement, the Notes, the Guarantees and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum (to the extent described therein).

(m)  The execution, delivery and performance by the Company and each of the Note Guarantors of each of the Transaction Documents to which such entity is a party, the issuance, authentication, sale and delivery of the Notes and compliance by the Company and each of the Note Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, except for  Permitted Liens, result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (assuming compliance by the Initial Purchasers with their representations, warranties and agreements set forth in Section 2 hereof), except for such conflict, breach or violation which would not, singularly or in the aggregate, have a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (assuming compliance by the Initial Purchasers with their representations, warranties and agreements set forth in Section 2 hereof), except for such violation which would not, singularly or in the aggregate, have a Material Adverse Effect; and (assuming compliance by the Initial Purchasers with their representations, warranties and agreements set forth in Section 2 hereof) no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company and each of the Note Guarantors of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Notes and compliance by the Company and each of the Note Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made on or prior to the Closing Date, (ii) in the case of performance or compliance with the Registration Rights Agreement, such as may be required to be obtained or made under the Securities Act, applicable state securities laws and the Trust Indenture Act, (iii) as may be required under state or foreign securities and blue sky laws and the rules and regulations of the National Association of Securities Dealers, Inc. and (iv) as may be required for such filings or recordings necessary to perfect the security interests created by the Security Documents.

(n)  To the best knowledge of the Company (i) Arthur Andersen LLP, at the time they were the Company’s accountants, were independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (“AICPA”) and its interpretations and rulings thereunder (“Independent Accountants”), and (ii) Ernst & Young LLP are Independent Accountants.  The historical financial statements (including the related notes) contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-4 under the Securities Act (except that certain supporting schedules are omitted); such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings “Summary—Summary financial data”,

“Capitalization”, “Selected financial data”, “Management’s discussion and analysis of financial condition and results of operations” and “Management—Executive compensation” are derived from the accounting records of the Company and its subsidiaries and accurately present in all material respects the information purported to be shown thereby.  The other historical financial information and data concerning the Company and its subsidiaries included in the Offering Memorandum are accurately presented in all material respects.

(o)  Other than as disclosed in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, (A) singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or (B) question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to the best knowledge of the Company and each of the Note Guarantors, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(p)  To the best knowledge of the Company and each of the Note Guarantors, (A) no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Notes or suspends the sale of the Notes in any jurisdiction; and (B) no injunction, restraining order or order of any nature by any federal, state or foreign court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Notes or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company and each of the Note Guarantors, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Notes or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

(q)  Neither the Company nor any of its subsidiaries, is (i) in violation of its charter or by-laws (or similar organizational document), (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, other than any defaults under the Company’s existing credit facilities as to which the Company has obtained a temporary waiver as described in the Offering Memorandum or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except in the case of clauses (ii) and (iii), for any such default or violation which would not, singularly or in the aggregate, have a Material Adverse Effect.

(r)  The Company and each of its subsidiaries possess, and are in compliance with, all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or comply or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

(s)  Each of the Company and each of its subsidiaries has timely filed or caused to be filed all federal, state, local and foreign income and franchise tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by it, except (i) any taxes that are being contested in good faith by appropriate proceedings and for which the Company or such subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(t)  Neither the Company nor any of its subsidiaries is (i) an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “holding company” or a “subsidiary company” of a holding company or an “affiliate” thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(u)  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)  The Company and each of its subsidiaries maintains insurance covering their respective properties, operations, personnel and businesses against loss or damage of the kinds customarily insured against by entities engaged in the same or similar businesses as the Company and its subsidiaries, and such insurance is of such type and in such amounts in accordance with customary industry practice.

(w)  The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names,

trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict with, and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others, except for such conflicts which would not, singularly or in the aggregate, have a Material Adverse Effect.

(x)  The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all Liens except (A) Permitted Liens and (B) such as (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected to have a Material Adverse Effect.

(y)  No labor disturbance by or dispute with the employees generally of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and its subsidiaries, is contemplated or threatened.

(z)  The statistical and market-related data included in the Offering Memorandum are based on or derived from sources, including management estimates, that the Company believes to be reliable.

(aa)  No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of its subsidiaries have not incurred and do not expect to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(bb)  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or hazardous or regulated substances by, due to or caused by the Company or any of its subsidiaries (or, to the best knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of the Note Guarantors has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(cc)  Neither the Company nor, to the best knowledge of the Company and each of the Note Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(dd)  On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Notes and the application of the net proceeds thereof as described in the Offering Memorandum) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Notes as contemplated by this Agreement and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.  In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(ee)  Neither the Company nor any of its subsidiaries owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Notes to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ff)  Except for this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(gg)  The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(hh)  Neither the Company nor any of its affiliates (provided that no representation is made with respect to the Initial Purchasers) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

(ii)  None of the Company or any of its affiliates or any other person acting on its or their behalf (provided that no representation is made with respect to the Initial Purchasers or any person to which the Initial Purchasers sell Notes pursuant to Section 2(e)) has engaged, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(jj)  There are no securities of the Company registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

(kk)  None of the Company or any of the Note Guarantors has taken or will  take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Notes.

(ll)  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm)  Aspen Industrial S.A. de C.V. is the only Subsidiary which is a significant subsidiary of the Company (as defined in Section 1.02(w) of Regulation S-X under the Act).

(nn)  Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company or any of the Note Guarantors, whether or not arising in the ordinary course of business, (ii) none of the Company or any of the Note Guarantors has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) none of the Company or any of the Note Guarantors has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any material change in the long-term debt of the Company or any of the Note Guarantors, or any dividend or distribution of any kind declared, paid or made by the Company or any of the Note Guarantors on any class of their respective capital stock.

(oo)  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Preliminary Offering Memorandum and the Offering Memorandum are not based on or derived from sources that are reliable and accurate in all material respects.

2.  Purchase and Resale of the Notes.  (a)  On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, the principal amount at maturity of Notes set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 71.97% of the principal amount at maturity thereof.  The Company shall not be obligated to deliver any of the Notes except upon payment for all of the Notes to be purchased as provided herein.

(b)  The Initial Purchasers have advised the Company that they propose to offer the Notes for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it is a qualified institutional buyer as defined in Rule 144A under the Securities Act, (ii) it is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act, (iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (iv) it has solicited and will solicit offers for the Notes only from, and has offered or sold and will offer, sell or deliver the Notes, as part of their initial offering, only (x) to persons whom it reasonably believes to be qualified institutional buyers (“Qualified Institutional Buyers”), as defined in Rule 144A under the Securities Act (“Rule 144A”), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A or (y) in accordance with the restrictions set forth in Annex B hereto and (v) it has and will comply with the applicable provisions set forth under “Transfer restrictions” and “Plan of distribution” in the Offering Memorandum.

(c)  Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Notes purchased by such Initial Purchaser from the Company pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Company shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale).

(d)  Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (e), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

(e)  The Company and each of the Note Guarantors acknowledges and agrees that the Initial Purchasers may sell Notes to or through any affiliate of an Initial Purchaser, which shall have represented, warranted and agreed to comply with the provisions of this Section 2, and that any such affiliate may sell Notes purchased by it to or through an Initial Purchaser.

3.  Delivery of and Payment for the Notes.  (a)  Delivery of and payment for the Notes shall be made at the offices of Cravath, Swaine & Moore LLP, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 10:00 A.M., New York City time, on February 17, 2004 or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Company (such date and time of payment and delivery being referred to herein as the “Closing Date”).

(b)  On the Closing Date, payment of the purchase price for the Notes shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Notes.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder.  Upon delivery, the Notes shall be in global form, registered in such names and in such denominations as JPMorgan on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date.  The Company agrees to make one or more global certificates evidencing the Notes available for inspection by JPMorgan on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

4.  Further Agreements of the Company and the Note Guarantors.  The Company and each of the Note Guarantors agree with each of the several Initial Purchasers:

(a)  to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Notes for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time;

(b)  to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

(c)  prior to making any amendment or supplement to the Offering Memorandum, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Company after a reasonable period to review, unless in the opinion of counsel to the Company such amendment or supplement is required by law;

(d)  if, at any time prior to completion of the resale of the Notes by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers or counsel for the Company, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

(e)  if the Company is no longer then subject to and in compliance with Section 13 or 15(d) of the Exchange Act, and the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Notes and prospective purchasers of the Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as the Notes are outstanding (the foregoing agreement being for the benefit of the holders from time to time of the Notes and prospective purchasers of the Notes designated by such holders);

(f)  to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such United States jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Notes;

provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

(g)  to assist the Initial Purchasers in arranging for the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market and for the Notes to be eligible for clearance and settlement through The Depository Trust Company (“DTC”);

(h)  not to, and to cause its affiliates (other than the Initial Purchasers or any person to which the Initial Purchasers sell Notes pursuant to Section 2(e), as to whom the Company and the Note Guarantors make no covenant) not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require registration of the Notes under the Securities Act;

(i)  except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Notes as contemplated by this Agreement and the Offering Memorandum; provided, however, that the Company and the Note Guarantors do not covenant pursuant to this paragraph (i) with respect to the Initial Purchasers or any person to which the Initial Purchasers sell Notes pursuant to Section 2(e);

(j)  for a period of 90 days from the date of the Offering Memorandum and except as contemplated by the Registration Rights Agreement, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by the Company or the Note Guarantors or any of their subsidiaries (other than the Notes and the Exchange Notes) without the prior written consent of JPMorgan; provided, that the filing of one or more post-effective amendments to the Company’s registration statement covering market-making activities by JPMorgan relating to the Company’s 11L % Senior Secured Notes due 2009 and the Company’s 13% Senior Subordinated Notes due 2010 is expressly permitted;

(k)  during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and to cause its affiliates (as defined in Rule 144 under the Securities Act) not to, resell any of the Notes that have been reacquired by them other than to the Company, except for Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act and except for the Notes and Exchange Notes purchased and resold by JPMorgan in connection with its market making activities, if any;

(l)  not to, for a period of two years following the Closing Date, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

(m)  in connection with the offering of the Notes, until JPMorgan on behalf of the Initial Purchasers shall have notified the Company of the completion of the resale of the Notes, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Notes, or attempt to induce any person to purchase any Notes; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Notes; provided, however, that the Company and the Note Guarantors do not covenant pursuant to this paragraph (m) with respect to the Initial Purchasers or any person to which the Initial Purchasers sell Notes pursuant to Section 2(e);

(n)  in connection with the offering of the Notes, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

(o)  to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its commercially reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Notes;

(p)  to not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture;

(q)  to not take any action prior to the Closing Date which would require the Offering Memorandum to be amended or supplemented pursuant to Section 4(d) without the prior written consent of the Initial Purchasers, which consent shall not be unreasonably withheld;

(r)  prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law; and

(s)  to apply the net proceeds from the sale of the Notes as set forth in the Offering Memorandum under the heading “Use of proceeds”.

5.  Conditions to Initial Purchasers’ Obligations.  The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company and each of the Note Guarantors contained herein, to the accuracy of the statements of the Company and each of the Note Guarantors and their respective officers made in any certificates delivered pursuant hereto, to the performance by the Company and each of the Note Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)  The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(b)  None of the Initial Purchasers shall have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)  All requisite proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to the Initial Purchasers, and the Company shall have furnished to the Initial Purchasers all documents and information that the Initial  Purchasers or their counsel may reasonably request to enable them to pass upon such matters.

(d)  Each of Sonnenschein Nath & Rosenthal LLP and Stoel Rives LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

(e)  The Initial Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

(f)  Each of the following legal counsel shall have furnished to the Initial Purchasers its respective written opinion, as special counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers: (i) Potter Anderson & Corroon, LLP as special counsel in the state of Delaware; (ii) Baker & Daniels,  as special counsel in the state of Indiana; (iii) Wyatt, Tarrant & Combs, as special counsel in the state of Kentucky; (iv) Riemer & Braunstein LLP, as special counsel in the state of Massachusetts; (v) McAfee & Taft, a Professional Corporation, as special counsel in the state of Oklahoma; (vi) Edwards & Angell,  as special counsel in the state of Rhode Island; (vii) Wyatt, Tarrant & Combs, as special counsel in the state of Tennessee; (viii) Hunton & Williams, as special counsel in the state of Virginia; (ix) Perkins Coie LLP, as special counsel in the state of Washington;  (x) Quarles & Brady LLP, as special counsel in the state of Wisconsin, (xi) Fasken Martineau DuMoulin LLP, as special Canadian counsel and (xii) Stewart Mckelvey Stirling Scales, as special Nova Scotia counsel.

(g)  The Company shall have furnished to the Initial Purchasers a letter (“Initial Letter”) from Ernst & Young LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect  to the financial statements and certain financial information contained in the Offering Memorandum; provided, however, that to the extent that Ernst & Young LLP is not able to address any of the foregoing matters due to the fact that they became the Company’s accountants in 2002, such matters may be addressed in a letter (the “Company Initial Letter”) from Brian E. Johnson, Executive Vice President and Chief Financial Officer of the Company, and Geff Perera, Senior Vice President and Corporate Controller of the Company, in form and substance reasonably satisfactory to the Initial Purchasers.

(h)  The Company shall have furnished to the Initial Purchasers a letter (the “Bring-Down Letter”) of Ernst & Young LLP, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by its Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in its Initial Letter.  In addition, the Company shall have furnished to the Initial Purchasers a  letter (the “Company Bring-Down Letter”) of Brian E. Johnson and Geff Perera, addressed to the Initial Purchasers and dated the Closing Date (i) stating, as of the date of the Company Bring-Down Letter, that the conclusions and findings of Mr. Johnson and Mr. Perera with respect to the financial information and other matters covered by the Company Initial Letter are accurate and (ii) confirming in all material respects the conclusions and findings set forth in the Company Initial Letter.

(i)  The Company and each of the Note Guarantors shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of their respective  chief executive officers  and their respective chief financial officers stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) as of the Closing Date, the representations and warranties of the Company or the particular Note Guarantor, as applicable, in this Agreement are true and correct in all material respects, the Company or the particular Note Guarantor, as applicable,  has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date and (D) with respect to officers of the Company only, subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operations of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

(j)  The Initial Purchasers shall have received counterparts of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company and each of the Note Guarantors.

(k)  The Indenture shall have been duly executed and delivered by the Company, the Note Guarantors and the Trustee, and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(l)  The Notes shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

(m)  If any event shall have occurred that requires the Company under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

(n)  There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Notes as contemplated hereby.

(o)  Except as described in the Offering Memorandum (exclusive of any amendment or supplement thereto), subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum, there shall not have been any change in the long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

(p)  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Notes.

(q)  Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Notes or any of the Company’s other debt securities by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Notes or any of the Company’s other debt securities or preferred stock.

(r)  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) any calamity or crisis, either within or outside the United States or a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offer, sale or the delivery of the

Notes on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

(s)  On the Closing Date, the following documents and instruments relating to substantially all of the Common Collateral shall have been delivered to the Initial Purchasers:  a copy of the financing statements and such other instruments as are  necessary to perfect the lien of, and the security interests to be created by, the Security Documents.

(t)  The Initial Purchasers shall have received in respect of the Mortgages delivered pursuant to Section 5(s), a mortgagee’s title policy of title insurance or marked-up title commitment for such insurance.  Such policy or title commitment shall (i) be in an amount equal to the amount of title insurance coverage provided to the Lenders in respect of their security interest in the properties covered by such Mortgages; (ii) insure that the Mortgages insured thereby create a valid second lien on the property covered by such Mortgage, free and clear of all liens, defects and encumbrances other than Permitted Liens; (iii) name the Collateral Agent, for the benefit of the holders of the Notes, as the insured thereunder; (iv) be in the form of ALTA Loan Policy-1992; and (v) contain such endorsements and effective coverage as contained in the title insurance policies delivered in connection with the Credit Agreement.

(u)  On or prior to the Closing Date, JPMorgan shall have received the results of lien searches, conducted by a search service reasonably satisfactory to JPMorgan, and JPMorgan shall be satisfied that no liens are outstanding on the property or assets of the Company and the Note Guarantors, other than any such Liens (i) which constitute Permitted Liens or (ii) as to which JPMorgan has received documentation reasonably satisfactory to it evidencing the termination of such liens.

(v)  On or prior to the Closing Date, a copy of each of the duly executed Security Documents shall have been delivered to the Initial Purchasers.

(w)  The initial funding under the Credit Agreement shall have been consummated contemporaneously with the issuance of the Notes on the terms described in the Offering Memorandum.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

6.  Termination.  The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 5(n), (o), (p) (q) or (r) shall have occurred and be continuing.

7.  Defaulting Initial Purchasers.  (a)  If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchaser may make arrangements for the purchase of the Notes which such defaulting Initial Purchaser agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Initial Purchaser, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser or the Company, except that the Company and the Note Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term “Initial Purchasers” includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Notes which a defaulting Initial Purchaser agreed but failed to purchase.

(b)  Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Notes of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

8.  Reimbursement of Initial Purchasers’ Expenses.  If (a) this Agreement shall have been terminated pursuant to Section 6, (b) the Company shall fail to tender the Notes for delivery to the Initial Purchasers (unless the Initial Purchasers had failed to comply with their representations, warranties and agreements set forth in Section 2 hereof) or (c) the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement, the Company and the Note Guarantors shall reimburse the Initial Purchasers for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Notes.

9.  Indemnification.  (a)  The Company and each of the Note Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Company pursuant to Section 4(e) or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Note Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers’ Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with Section 4(b).

(b)  Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, its affiliates (other than an Initial Purchaser to the extent it would be deemed an affiliate), their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers’ Information provided by such Initial Purchaser, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

(c)  Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties.  Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

The obligations of the Company, the Note Guarantors and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that the Company, the Note Guarantors or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

10.  Contribution.  If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Note Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Note Guarantors on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Note Guarantors on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by or on behalf of the Company and the Note Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Notes under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company and the Note Guarantors on the one hand or to any Initial Purchasers’ Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Note Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.  Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Notes purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Initial Purchasers’ obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

11.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Note Guarantors and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Company, the Note Guarantors and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Notes.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12.  Expenses.  The Company and the Note Guarantors agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto; (c) the costs of reproducing and distributing each of the Transaction Documents; (d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Notes, including stamp duties and transfer taxes, if any, payable upon issuance of the Notes; (e) the fees and expenses of the Company’s counsel and independent accountants; (f) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Notes; (h) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Notes on the PORTAL Market and the approval of the Notes for book-entry transfer by DTC; (j) one-half the cost of air travel in connection with the “road show” undertaken in connection with the offering of the Notes (and the Company, the Note Guarantors and the Initial Purchasers agree that in connection with such road show the Initial Purchasers shall pay the rental costs for the venues used during such road show and its own expenses for lodging and meals); and (k) all other costs and expenses incident to the performance of the obligations of the Company and the Note Guarantors under this Agreement which are not otherwise specifically provided for in this Section 12; provided, however, that except as provided in this Section 12 and Section 8, the Initial Purchasers shall pay their own costs and expenses.

13.  Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Note Guarantors and the Initial Purchasers contained in this  Agreement or made by or on behalf of the Company, the Note Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

14.  Notices, etc..  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)  if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to J.P. Morgan Securities, 270 Park Avenue, New York, New York 10017, Attention:  Gerard J. Murray (telecopier no.: (212) 270-1063); or

(b)  if to the Company shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Offering Memorandum, Attention:  Brian E. Johnson (telecopier no.: (847) 969-3338);

provided that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

The Company and the Note Guarantors or the Initial Purchasers may, by written notice to the other, designate additional or different addresses for subsequent notices or communications.

The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by JPMorgan.

15.  Definition of Terms.  For purposes of this Agreement, (a) the term “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

16.  Initial Purchasers’ Information.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers’ Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the last sentence on the front cover page concerning delivery of the Notes and (ii) the statements concerning the Initial Purchasers contained in the third and tenth paragraphs under the heading “Plan of distribution”.

17.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18.  Counterparts.  This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19.  Amendments.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20.  Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Note Guarantors and the several Initial Purchasers in accordance with its terms.

Very truly yours,

PLIANT CORPORATION,

By
Name: Brian E. Johnson
Title:	Executive Vice President and Chief Financial Officer

PLIANT CORPORATION INTERNATIONAL,
PLIANT FILM PRODUCTS OF MEXICO, INC.,
PLIANT SOLUTIONS CORPORATION,
PLIANT PACKAGING OF CANADA, LLC,
UNIPLAST HOLDINGS INC.,
UNIPLAST U.S., INC.,
TUREX, INC.,
PIERSON INDUSTRIES, INC.,
UNIPLAST MIDWEST, INC.,
UNIPLAST INDUSTRIES CO.,

By
Name: Brian E. Johnson
Title: Vice President

Accepted:

J.P. MORGAN SECURITIES INC.,
For itself and on behalf of the several
Initial Purchasers listed in Schedule I hereto.

By
Name:
Title:

Address for notices pursuant to Section 9(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention: Legal Department

SCHEDULE 1

Initial Purchasers	Aggregate Principal Amount at Maturity

J.P. Morgan Securities Inc.	$153,000,000

Credit Suisse First Boston LLC	$107,100,000

Deutsche Bank Securities Inc.	$45,900,000

Total	$306,000,000

ANNEX A

[Form of Exchange and Registration Rights Agreement]

ANNEX B

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)  Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)  Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)  None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)  At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.  Terms used above have the meanings given to them by Regulation S.”

(iv)  Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has only communicated or caused to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(i) of the FSMA does not apply to the Company or the Note Guarantors; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(d)  Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

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